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                                                                  EXHIBIT 11.1

                             INSIGNIA SOLUTIONS PLC
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                 (IN THOUSANDS EXCEPT PER SHARE DATA, UNAUDITED)

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
                                                        Three months ended
                                                            March 31,
                                                     1999               1998
                                                  ----------          -------
Net income (loss)                                   $ (3,116)         $ 7,632
                                                  ----------          -------
                                                  ----------          -------

CALCULATION OF BASIC EARNINGS (LOSS) PER SHARE:
Weighted average number of ordinary shares
  outstanding used in computation                     12,690           12,077
                                                  ----------          -------
                                                  ----------          -------

Basic earnings (loss) per share                     $  (0.25)          $ 0.63
                                                  ----------          -------
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CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE:
Weighted average number of ordinary shares
  outstanding used in computation                     12,690           12,077
                                                  ----------          -------
Net effect of dilutive stock options outstanding        -                 327
                                                  ----------          -------
                                                      12,690           12,404
                                                  ----------          -------
                                                  ----------          -------
Diluted earnings (loss) per share                   $  (0.25)         $  0.62
                                                  ----------          -------
                                                  ----------          -------
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